UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

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PARAGON SEMITECH USA, INC.
(Name of Registrant as Specified In Its Charter)

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INFORMATION STATEMENT
OF
PARAGON SEMITECH USA, INC.
558 Lime Rock Road,
Lakeville, Connecticut, 06039

THIS INFORMATION STATEMENT IS BEING PROVIDED
TO YOU BY THE BOARD OF DIRECTORS
OF PARAGON SEMITECH USA, INC.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO
SEND US A PROXY

This Information Statement is being mailed or furnished to the stockholders of Paragon Semitech USA, Inc., a Delaware corporation (the “Company”), in connection with the unanimous written consent dated October 9, 2008 of the Board of Directors of the corporate actions referred to below and the subsequent approval by written consent of such action dated October 9, 2008 of the holders of outstanding shares of Common Stock, par value $0.001 per share (the “Common Stock”) and Series A Convertible Preferred Stock, par value $.001 per share (the “Series A Stock”) of the Company having shares entitling them to cast a majority of votes that may be cast regarding the corporate actions, which approval is sufficient under the Delaware General Corporation Law to approve the corporate actions. Accordingly, this Information Statement is furnished solely for the purpose of informing the stockholders of the Company, in the manner required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of this corporate actions before they take effect.

This Information Statement will be mailed to the stockholders of record of the Company on October 17, 2008 (the “Record Date”). This Information Statement is first being mailed or furnished to the stockholders of the Company on or about October 20, 2008, and the corporate actions described below will not be effective until at least 20 days after the mailing.

ACTION BY BOARD OF
DIRECTORS AND
CONSENTING STOCKHOLDERS

By unanimous written consent dated October 9, 2008 the Board of Directors approved the taking of all required action to amend the Company’s Certificate of Incorporation to (a) effect a 1 for 10 reverse stock split of the Company’s outstanding Common Stock (the “Reverse Split”) and (b) change the name of the Company to Master Silicon Carbide Industries, Inc. (the “Name Change”) (collectively, the “Amendment”) and recommended that the Reverse Split and Name Change contemplated thereby be approved by our stockholders. A copy of the unanimous written consent is attached hereto as Exhibit A. By written consent dated October 9, 2008, the holders of a majority of the outstanding shares of Common Stock approved the filing of the Amendment and the Reverse Split and Name Change contemplated thereby. A copy of the stockholder consent is attached hereto as Exhibit B. A form of the Amendment is attached hereto as Exhibit C.

The Amendment will become effective when filed with the Secretary of State of the State of Delaware. The Company anticipates that the filing of the Amendment will occur on or about November 10, 2008. If the Amendment were not adopted by written consent of the stockholders, it would have to be considered by the stockholders at a special stockholders' meeting convened for the specific purpose of approving the Amendment.

The elimination of the need for a special meeting of stockholders to approve the Amendment is made possible by Section 228 of the Delaware General Corporation Law (the "Delaware Law") which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting.

Under Section 242 of the Delaware Law, the Amendment is required to be approved by the holders of a majority of our outstanding stock entitled to vote thereon. The Company decided to utilize the written consent of the holders of a majority of our outstanding stock entitled to vote thereon in order to eliminate the costs and management time involved in holding a special meeting of stockholders.

The reasons for, and general effect of, the Reverse Split and the Name Change are described in “AMENDMENT TO CERTIFICATE OF INCORPORATION TO EFFECT A ONE FOR TEN REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK AND CHANGE THE NAME OF THE COMPANY” “- Purpose of Reverse Stock Split” and “ - Purpose of Name Change,” respectively.

The Board of Directors knows of no other matters other than those described in this Information Statement which have been recently approved or considered by the holders of our Common Stock.

Under Delaware Law, we are required to provide prompt notice of the taking of the corporate action without a meeting to the stockholders of record who have not consented in writing to such action and who if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the corporation.

GENERAL

The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of our Common Stock.

The Company will only deliver one Information Statement to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. Upon written or oral request, the Company will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the Company’s Secretary, Mary Fellows at 558 Lime Rock Road, Lakeville, Connecticut, 06039.

VOTING SECURITIES AND INFORMATION
ON CONSENTING STOCKHOLDERS

Under Delaware Law a vote by the holders of a majority of the outstanding stock of the Company entitled to vote thereon is required to approve the action described herein. The holders of our outstanding Common Stock and Series A Stock, voting as a single class (with the holders of Common Stock being entitled to one vote per share held and the holders of Series A Stock being entitled to 100 votes per share held) are entitled to vote regarding approval of the Amendment.

As of the date of this information statement, there were outstanding 19,256,000 shares of Common Stock and 996,186 shares of Series A Stock. The aggregate number of votes which the holders of our Common Stock and Series A Stock are entitled to vote regarding the approval of the Amendment is 118,874,600, of which a majority, or at least 59,437,301, are required to approve the action described herein. The consenting stockholders voted in favor of the actions described herein in a written consent, dated October 9, 2008, attached hereto as Exhibit B. The consenting stockholders are collectively the record and beneficial owners of shares of Common Stock and Series A Stock entitling them to an aggregate of 88,627,060 votes, representing approximately 74.6% of the of the total number of votes which could be cast regarding the approval of the Amendment.

The following table sets forth the names of the consenting stockholders, the number of shares of Common Stock and Series A Stock held by the consenting stockholders with respect to which such consent was given, the total number of votes for which consent was given by the consenting stockholders and the percentage that such total number of votes represents out of the total votes which could be cast by all holders of Common Stock and Series A Stock.

Name	Number of Shares of Common Stock Held	Number of Shares of Series A Stock Held	Number of Votes For Which Consent Was Given	Percentage Of all Votes which Could be Cast
Vicis Capital Master Fund		705,993	70,599,290	59.4%
New World Power, LLC		171,028	17,102,770	14.4%
Zhigang Gao	925,000		925,000	0.8%
			88,627,060	74.6%

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth the date of this information statement, the number of shares of our Common Stock or Series A Stock beneficially owned by (i) each person who is known by us to be the beneficial owner of more than five percent of the Common Stock or Series A Stock, (ii) each director, (iii) each executive officer and (iv) all directors and executive officers as a group. Unless otherwise indicated, the stockholders listed in the table have sole voting and investment power with respect to the shares indicated. As of the date of this information statement, there were outstanding 19,256,000 shares of Common Stock and 996,186 shares of Series A Stock.

Title of Class	Name and Address of Beneficial Owners	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)
Common Stock	New World Power, LLC 558 Lime Rock Road Lime Rock, Connecticut 06039	21,278,460 (3)	52.6%
Common Stock	John D. Kuhns 558 Lime Rock Road Lime Rock, Connecticut 06039	21,278,460 (3)(4)	52.6%
Common Stock	Mary E. Fellows 558 Lime Rock Road Lime Rock, Connecticut 06039	7,124,638 (5)	27.0%
Common Stock	Zhigang Gao The High-tech Building 9F, No.3003 Qianjing Street High-tech Development Zone in Changchun City PRC, 130024	9,250,000 (10)	48.0%
Common Stock	Dr. Yousu Lin c/o 558 Lime Rock Road Lime Rock, Connecticut 06039	7,124,638 (6)	27.0%
Common Stock	Vicis Capital Master Fund 126 East 56th St. 7th Fl, New York, NY 10022	88,249,113 (7)	82.1%
Common Stock	James Tie Li 22 Berkshire Way, East Brunswick, NJ 08816	1,000,000 (8)	4.9%
Common Stock	Shad Stastney 126 East 56th St. 7th Fl, New York, NY 10022	88,249,113 (9)	82.1%
Common Stock	Hong Zhao 22 Berkshire Way, East Brunswick, NJ 08816	6,750,000	35.0%
	All officers and directors as a group (6 persons)	134,126,847 (10)	93.1%

_________

(1) Pursuant to Rule 13d-3 under the Exchange Act, a person has beneficial ownership of any securities as to which such person, directly or indirectly, through any contract, arrangement, undertaking, relationship or otherwise has or shares voting power and/or investment power or as to which such person has the right to acquire such voting and/or investment power within 60 days.

(2) The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person by the sum of the number of shares outstanding as of such date and the number of unissued shares as to which such person has the right to acquire voting and/or investment power within 60 days. The number of shares shown includes outstanding shares of Common Stock owned as of the date of this Information Statement by the person indicated. The total number of shares of our Common Stock outstanding on the date of this Information Statement was 19,256,000 shares.

(3) Includes an aggregate of 17,102,770 shares of Common Stock issuable upon conversion of an aggregate 171,028 shares of Series A Stock which are immediately convertible into Common Stock at the option of New World Power, LLC and 4,275,690 shares of Common Stock issuable upon exercise of immediately exercisable warrants held by New World Power, LLC.

(4) Mr. Kuhns is the owner of 100% of the membership interests and the sole manager of New World Power, LLC and therefore controls such company and by virtue of such control may be deemed to beneficially own all of the Company’s securities beneficially owned by New World Power, LLC.

(5) Includes an aggregate of 5,699,710 shares of Common Stock issuable upon conversion of an aggregate 56,997 shares of Series A Stock which are immediately convertible into Common Stock at the option of Ms. Fellows and 1,424,928 shares of Common Stock issuable upon exercise of immediately exercisable warrants held by Ms. Fellows.

(6) Includes an aggregate of 5,699,710 shares of Common Stock issuable upon conversion of an aggregate 56,997 shares of Series A Stock which are immediately convertible into Common Stock at the option of Dr. Lin and 1,424,928 shares of Common Stock issuable upon exercise of immediately exercisable warrants held by Dr. Lin.

(7) Includes an aggregate of 70,599,290 shares of Common Stock issuable upon conversion of an aggregate 705,993 shares of Series A Stock which are immediately convertible into Common Stock at the option of Vicis Capital Master Fund and 17,649,823 shares of Common Stock issuable upon exercise of immediately exercisable warrants held by Vicis Capital Master Fund.

(8) Includes 1,000,000 shares of Common Stock issuable upon the exercise of warrants the Company issued to Columbia China Capital Group, Inc. on October 9, 2007. James Tie Li is the president and majority shareholder of Columbia China Capital Group, Inc.. The shares disclosed herein do not include 6,750,000 shares of common stock owned by Ms. Hong Zhao, wife of James Tie Li, who was our former director and CFO.

(9) Mr. Shad Stastney is the owner of 33.33% of the membership interests and one of the three members of Vicis Capital, LLC, in its capacity as investment manager and duly authorized delegate of Caledonian Trust (Cayman) Limited, a trustee of Vicis Capital Master Fund. As a result, Mr. Stastney has shared voting power of the aggregate of 88,249,113 shares common stock underlying the Series A Stock and warrants Vicis Capital Master Fund received (including 70,599,290 shares of Common Stock issuable upon conversion of an aggregate of 705,993 shares of Series A Stock and 17,649,823 shares of Common Stock issuable upon exercise of immediately exercisable warrants).

(10) Includes an aggregate of 99,101,480 shares of Common Stock issuable upon conversion of an aggregate 991,015 shares of Series A Stock which are immediately convertible into Common Stock at the option of such persons and 25,775,367 shares of Common Stock issuable upon the exercise of immediately exercisable warrants held by such persons. The shares disclosed herein do not include 6,750,000 shares of common stock owned by Ms. Hong Zhao, wife of James Tie Li, who was our former director and CFO.

NOTICE TO STOCKHOLDERS OF ACTIONS
APPROVED BY CONSENTING STOCKHOLDERS

The Amendment has been approved by the written consent of holders of a majority of the aggregate number of votes which the holders of our Common Stock and Series A Stock are entitled to vote regarding the approval of the Amendment.

AMENDMENT TO CERTIFICATE
OF INCORPORATION TO EFFECT A ONE FOR TEN REVERSE STOCK SPLIT
OF THE COMPANY’S COMMON STOCK AND CHANGE THE NAME OF THE COMPANY

General

By unanimous written consent dated October 9, 2008 the Board of Directors adopted a resolution to amend the Company’s Certificate of Incorporation to (a) effect a 1 for 10 Reverse Split of the outstanding Common Stock and (b) change the name of the Company to Master Silicon Carbide Industries, Inc.

Pursuant to the Reverse Split, each 10 of the outstanding shares of our Common Stock on the date of the Reverse Split (the "Old Shares") will be automatically converted into 1 share of our Common Stock (the "New Shares"). The Reverse Split will not alter the number of shares of our Common Stock we are authorized to issue, but will simply reduce the number of shares of our Common Stock issued and outstanding. As of October 9, 2008 there were 19,256,000 shares of Common Stock issued and outstanding. After giving effect to the Reverse Split there will be 1,925,600 shares of Common Stock issued and outstanding (assuming that there is no change in the number of issued and outstanding shares from October 9, 2008).

The Reverse Split and the Name Change will become effective upon filing of the Amendment with the Delaware Secretary of State, but the Board of Directors reserves the right not to make such filing if it deems it appropriate not to do so.

By written consent dated October 9, 2008, the holders of shares of Common Stock and Series A Stock entitled to cast a majority of the votes that are entitled to be voted regarding the Amendment approved the proposed Amendment and the Reverse Split and the Name Change contemplated thereby.

Purpose of Reverse Stock Split

The Reverse Split is being effected so that there will be a sufficient number of authorized, but unissued shares of Common Stock for the Company to continue to issue additional shares of Common Stock upon conversion of Series A Stock and exercise of warrants to purchase an aggregate of 12,552,325 shares (giving the effect of the Reverse Split). After giving effect to the Reverse Split there will be 1,925,600 shares of Common Stock issued and outstanding, 9,961,860 shares of Common Stock issuable upon conversion of the Series A Stock and 2,590,465 shares of Common Stock (assuming that there is no change in the number of issued and outstanding shares from October 9, 2008). Under our certificate of incorporation as currently in effect we are authorized to issue 100,000,000 shares of Common Stock. Accordingly, following the Reverse Split there will be approximately 85,522,075 shares of Common Stock available for issuance. In addition, as set forth in the securities purchase agreement for the private placement consummated on September 2, 2008, during the period from the closing of the private placement to November 30, 2008, the investor in the private placement has an option to purchase up to 697,350 (i.e. 6,973,501 shares of underlying common stock on a post-Reverse Split basis ) additional shares of Series A Stock and warrants to purchase up to 17,433,751 (1,743,375 shares on a post - Reverse Split basis) additional shares of its Common Stock for an aggregate purchase price of up to $7,000,000. Consequently, the Company has to reserve 8,717,252 shares of Common Stock for its financing of $7,000,000 by November 30, 2008.

Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction for the combination of our company with another company), we are not proposing the Reverse Split in response to any effort of which we are aware to accumulate any of our shares or obtain control of our company. Our Board does not currently contemplate recommending the adoption of any other proposals that could be construed to affect the ability of anyone to take over or change the control of our company.

The Board is hopeful that the Reverse Split will cause the trading price of our Common Stock, when the Common Stock begins trading, to be higher than it would have been absent the Reverse Split. The Board is hopeful that the higher share price which could result, at least initially, from the Reverse Split may help generate interest in us among investors and thereby assist us in raising capital to fund our operations. However, the effect of the Reverse Split upon the market price for our Common Stock cannot be predicted. There can be no assurance that the post - Reverse Split market price of our Common Stock will be any higher had the Reverse Split not occurred.

Except as set forth above, the Company has no specific plans, arrangements or understandings, either written or oral, to issue any of shares of Common Stock.

Effect of Reverse Stock Split

The effect of the Reverse Split upon the market price for our Common Stock cannot be predicted. There can be no assurance that the post - Reverse Split market price of our Common Stock will be any higher had the Reverse Split not occurred. The market price of our Common Stock may also be based on our performance and other factors, some of which may be unrelated to the number of shares outstanding.  The Reverse Split will effect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in us or proportionate voting power, except to the extent that the Reverse Split results in any of our stockholders owning a fractional share. In lieu of issuing fractional shares, we will issue any stockholder who otherwise would have been entitled to receive a fractional share as a  result of the Reverse Split one share of our Common Stock. The Reverse Split may result in certain of our stockholders owning "odd lots" (i.e. a number of shares of our common stock not divisible by 100). Stockholders owning "odd lots" may experience difficulty selling their shares in the open market. In connection with the Reverse Split, the Board of Directors, in its sole discretion, may provide special treatment to stockholders to preserve round lot holders (i.e., holders owning at least 100 shares) after the Reverse Split. In the event the Board determines to provide such special treatment, stockholders holding 1,000 or fewer shares of Common Stock, but at least 500 shares of Common Stock, will receive 100 shares of Common Stock after the reverse split, and persons holding less than 500 shares of Common Stock would not be affected. The terms and conditions of special treatment afforded to the Company’s stockholders to preserve round lot stockholders, if any, including the record dates for determining which stockholders may be eligible for such special treatment, will be established in the discretion of the Board of Directors.

The Reverse Split will have the following effects upon the number of shares of our Common Stock outstanding and the number of authorized and unissued shares of our Common Stock:

•	The number of shares owned by each holder of Common Stock will be reduced by the ratio of 10 to 1;

•	The number of shares of Common Stock we are authorized to issue will remain the same;

•	The per share loss and net book value of our Common Stock will be increased because there will be fewer shares of our Common Stock outstanding;

•	The par value of the Common Stock will remain $.001 per share;

•
All outstanding warrants entitling the holders thereof to purchase shares of Common Stock will enable such holders to purchase, upon exercise of their options, 1/10 of the number of shares of Common Stock which such holders would have been able to purchase upon exercise of their warrants immediately preceding the Reverse Split at the same aggregate price required to be paid therefor upon exercise thereof immediately preceding the Reverse Split; and

•	All outstanding shares of Series A Stock will be convertible into 1/10 of the number of shares of Common Stock which such Series A Stock was convertible into immediately preceding the Reverse Split.

There is currently no intention for the Company to go private, and the Reverse Split is not intended to be a first step in a going private transaction and will not have the effect of a going private transaction covered by Rule 13e-3 of the Exchange Act. Moreover, the Reverse Split will not increase the risk of the Company becoming a private company in the future. The Company will continue to be subject to the periodic reporting requirements of the Exchange Act following the Reverse Split.

Manner of Effecting the Reverse Stock Split and Exchange Stock Certificates

The Reverse Split will become effective on the date of filing the Amendment with the Secretary of State of the State of Delaware unless we specify otherwise (the “Effective Date”). Upon written request by a stockholder to the Company’s transfer agent at the following address:

Island Stock Transfer
Attn: Kyla Kennedy
100 Second Avenue S.
Suite 705S
St. Petersburg, Fl 33701
Phone: (727) 289-0010
Fax: (727) 289-0069
kyla@islandstocktransfer.com

The Company shall send through its transfer agent to such stockholder a letter of transmittal. The letter of transmittal will contain instructions for the surrender of certificates representing the Old Shares. Upon proper completion and execution of the letter of transmittal and return thereof, together with certificates representing the Old Shares, the stockholder will be entitled to receive a certificate representing the number of the New Shares into which his Old Shares have been reclassified as a result of the Reverse Split. No new certificate will be issued to a stockholder until such stockholder has surrendered his outstanding certificates together with the properly completed and executed letter of transmittal. Until so surrendered, each outstanding certificate representing the Old Shares will be deemed for all corporate purposes after the Effective Date to evidence ownership of the New Shares in the appropriately reduced number.

Certain Federal Income Tax Consequences

We believe that the federal income tax consequences of the Reverse Split to holders of Old Shares and holders of New Shares will be as follows:

•	No gain or loss will be recognized by a stockholder on the surrender of the Old Shares or receipt of a certificate representing New Shares.

•	The aggregate tax basis of the New Shares will equal the aggregate tax basis of the Old Shares exchanged therefor.

•	The holding period of the New Shares will include the holding period of the Old Shares if such Old Shares were held as capital assets.

•	The conversion of the Old Shares into the New Shares will produce no gain or loss to us.

Notwithstanding the foregoing, the federal income tax consequences of the receipt of an additional share in lieu of a fractional interest is not clear, but may result in tax liabilities which should not be material in amount in view of the low value of the fractional interest.

Our beliefs regarding the tax consequence of the Reverse Split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.

This summary does not purport to be complete and does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident foreign individuals, broker-dealers and tax exempt entities.

The state and local tax consequences of the Reverse Split may vary significantly as to each stockholder, depending upon the state in which he or she resides.

The foregoing summary is included for general information only. Accordingly, stockholders are urged to consult their own tax advisors with respect to the Federal, State and local tax consequences of the reverse stock split.

Purpose of the Name Change

The Name Change is being effected because the Board of Directors believes that the new name, Master Silicon Carbide Industries, Inc. will better identify the Company with the business conducted by its indirectly wholly owned, subsidiary, Yili Master Carborundum Production Co., Ltd., namely, the production and sale of silicon carbide.

No Rights of Appraisal

Under the laws of the State of Delaware, our dissenting stockholders are not entitled to appraisal rights with respect to the Reverse Split or the Name Change.

Certain Additional Information regarding the Series A Stock and the Warrants

On September 2, 2008, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with The China Hand Fund I, LLC and/or its designees or assigns, an accredited investor (the “Investor”), pursuant to which the Company issued to the Investor 996,186 shares of Series A Stock and warrants (the “Warrants”) to purchase an aggregate of 24,904,645 shares of the Company’s Common Stock, in exchange for a cash payment in the amount of $10,000,000 (the “Private Placement”). The Investor immediately assigned its rights under the Securities Purchase Agreement to five assigns.

As set forth in the Securities Purchase Agreement, during the period from the closing of the Private Placement to November 30, 2008, the Investor has an option to purchase up to 697,350 additional shares of Series A Stock and warrants to purchase up to 17,433,751 (1,743,375 shares on a post - Reverse Split basis) additional shares of its Common Stock for an aggregate purchase price of up to $7,000,000 under the same terms and conditions as provided in the Private Placement, including, but not limited to, the same per unit purchase price.

The Series A Stock

In connection with the Securities Purchase Agreement, we designated 2,000,000 shares of Series A Stock out of our total authorized number of 10,000,000 shares of Preferred Stock, par value $0.001 per share. The rights and preferences of the Series A Preferred Stock are set forth in the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock which we filed with the Secretary of State of Delaware on September 2, 2008. The following is a summary of the rights and preferences:

Dividends. The holders of the Series A Stock shall be entitled to dividends payable at the rate of six percent (6%) per annum of the then effective liquidation preference of the Series A Stock. Dividends begin to accrue on the date of issuance of the Series A Stock and are payable quarterly in arrears. We may elect to pay dividends in cash or in shares of Common Stock (valued at $.10038 or if our Common Stock is then traded on a national securities exchange, inter-dealer quotation system or on the over-the-counter Bulletin Board or Pink Sheets, the average of the daily closing bid prices (or the equivalent in an over-the-counter market) for each day on which the Common Stock is traded during the period commencing thirty (30) days preceding, but not including, the dividend payment date.

Liquidation Preference. $10.038 per share, plus accrued and unpaid dividends (the “Liquidation Amount”).

Conversion Ratio. It is determined by dividing (A) the Liquidation Amount by (B) the then effective conversion price (which shall initially be $0.10038, as such conversion price is adjusted from time to time as described below).

Conversion at Option of Holder. Any time prior to the fifth anniversary of the date of issuance, each share of Series A Stock shall be convertible, at the option of the holder into a number of shares of Common Stock at the Conversion Ratio, subject to certain adjustments as described below.

Automatic Conversion. The Series A Stock shall automatically be converted in shares of Common Stock at the Conversion Ratio if either (a) the volume weighted average price of the Common Stock as reported by Bloomberg Finance, L.P. equals or exceeds Two Dollars ($2.00) per share during any twenty (20) consecutive trading days and a minimum of 50,000 shares of Common Stock have traded for four consecutive weeks (a “Qualified Trading Market Event”) or (b) the holders of two thirds of the outstanding shares of Series A Stock vote in favor of a mandatory conversion.

Voting Rights. The holders of shares of Series A Stock shall be entitled to the following voting rights:

(a) Those voting rights required by applicable law; and

(b) Except with respect to the election of directors (as to which the holders of Series A Stock shall not be entitled to vote), the right to vote together with the holders of the Common Stock, as a single class, upon all matters submitted to holders of Common Stock for a vote, with each share of Series A Stock carrying a number of votes equal to the number of shares of Common Stock issuable upon conversion at the then applicable Conversion Ratio.

Redemption. If a Qualified Trading Market Event has not occurred prior to December 30, 2010 or upon the occurrence of a Change of Control at any time, then the holders of at least 30% of the then outstanding Series A Preferred Stock may by written notice require that the Company, and, upon such request, the Company shall, redeem all (but not less than all) of the then outstanding shares of Series A Preferred Stock for an amount per share equal to the liquidation preference (the “Redemption Price”). The Company shall also have the right to redeem the Series A Stock for the Redemption Price if a Qualified Trading Market Event has not occurred prior to December 30, 2010. A “Change of Control” means (i) any sale of all or substantially all of the assets of the Company or its operating subsidiaries; and (ii) any merger, consolidation or other business combination in which the Company or a subsidiary of the Company is not the surviving entity.

Certain Adjustments.

Stock Dividends and Stock Splits. Appropriate adjustments will be made to the Conversion Ratio in the event of a stock dividend, stock distribution, stock split or reverse stock split or reclassification with respect to the outstanding shares of Common Stock. The Conversion Price shall be multiplied by a fraction the numerator of which shall be the number of shares of Common Stock outstanding before such event and the denominator of which shall be the number of shares of Common Stock outstanding after such event.

Dilutive Issuances. Until the second anniversary of the issuance of the shares of Series A Stock, except for certain exempt issuances, in the event we issue Common Stock at a price, or issue warrants, options, convertible debt or equity securities with a exercise price per share or conversion price which is less than the conversion price then in effect, then the conversion price will be reduced, concurrently with such issue or sale, to a lower price based on a weighted average formula.

Fundamental Transaction. If we effect a merger, sell all or substantially all of our assets, any tender offer or exchange offer is completed pursuant to which holders of common stock are permitted to tender or exchange their shares for other securities, cash or property, or we effect any reclassification of the common stock or any compulsory share exchange pursuant to which the common stock is effectively converted into or exchanged for other securities, cash or property (each, a “fundamental transaction”), then on subsequent conversion of the Series A Stock, the holder has the right to receive, for each share of common stock that would have been issuable on such conversion absent such fundamental transaction, the same kind and amount of securities, cash or property as the holder would have been entitled to receive on the occurrence of the fundamental transaction as if the holder had been, immediately prior to such fundamental transaction, the holder of Common Stock.

The Warrants

The Warrants entitle the holders to purchase up to an aggregate of 24,904,645 shares of Common Stock (or 2,490,465 shares of Common Stock on a post Reverse Split basis) at an exercise price of $0.125 per share (or $1.25 per share on a post Reverse Split basis), subject to adjustment. The Warrants expire in three years following their issuance.

Stock Dividends and Stock Splits. Appropriate adjustments will be made to the exercise price in the event of a stock dividend, stock distribution, stock split or reverse stock split or reclassification with respect to the outstanding shares of Common Stock. The exercise price on the record date of such division or distribution or the effective date of such action shall be adjusted by multiplying such exercise price by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event.

Dilutive Issuances. Until the second anniversary of the issuance of the Warrants, except for certain exempt issuances, in the event we issue Common Stock at a price, or issue warrants, options, convertible debt or equity securities with a exercise price per share or conversion price which is less than the conversion price then in effect, then the exercise price will be reduced, concurrently with such issue or sale, to a lower price based on a weighted average formula and the number of shares issuable upon exercise of the Warrants will be proportionally increased.

OTHER MATTERS

The Board of Directors knows of no other matters other than those described in this Information Statement, which have been recently approved or considered by the holders of the Common Stock.

By Order of the Board of Directors

/s/ Mary E. Fellows
Mary E. Fellows
Secretary

Dated: October 20, 2008

EXHIBIT A

UNANIMOUS WRITTEN CONSENT OF THE DIRECTORS OF
PARAGON SEMITECH USA, INC.
IN LIEU OF A MEETING

The undersigned, being all of the directors of Paragon Semitech USA, Inc., a corporation organized under the laws of the State of Delaware (the "Company"), hereby adopt the following recitals and resolutions pursuant to §141(f) of the Delaware General Corporation Law as if adopted at a meeting duly held, and expressly waive notice with respect thereto.

WHEREAS, the Board of Directors deems it to be advisable and in the best interests of the Company to amend the Certificate of Incorporation to (a) effect a 1 for 10 reverse stock split of the Company’s Common Stock, $.001 par value per share and (b) change the name of the Company to Master Silicon Carbide Industries, Inc.

NOW, THEREFORE, BE IT

RESOLVED, that the appropriate officers of the Company be and they hereby are authorized and directed to take all required action to (a) effectuate a one share for ten share reverse split of the Company’s Common Stock; par value $.001 per share (“Common Stock”) and (b) change the name of the Company to Master Silicon Carbide Industries, Inc.;

RESOLVED, that, subject to requisite stockholder approval, the Company’s Certificate of Incorporation be amended to (a) effectuate the one share for ten share reverse stock split of the Common Stock and (b) change the name of the Company to Master Silicon Carbide Industries, Inc.;

RESOLVED, that the Certificate of Amendment to the Certificate of Incorporation of the Company in the form attached hereto as Exhibit A (the “Certificate of Amendment”) is hereby adopted and approved and be submitted to the stockholders of the Company for approval; and

RESOLVED, that, subject to requisite stockholder approval, the officers of the Company be, and each of them individually hereby is, authorized, empowered and directed, to execute and file with the Secretary of State of Delaware, the Certificate of Amendment and any and all other certificates, amendments, instruments and documents, in the name of, and on behalf of, the Company, with such changes thereto as any officer may approve, and to take all such further actions as they, or any of them, may deem necessary or appropriate to carry out the purpose and intent of the foregoing resolutions.

This consent shall be filed with the minutes of meetings of the Board of Directors and shall have the same effect as the vote of the directors. This consent may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall be valid with the same with the same force and effect as if such facsimile signature were the original thereof.

Dated: October 9, 2008

/s/ John D. Kuhns
Name: John D. Kuhns

/s/ Mary E. Fellows
Name: Mary E. Fellows

/s/ James Tie Li
James Tie Li

/s/ Shad Stastney
Shad Stastney

/s/ Yousu Lin
Yousu Lin

/s/ Zhigang Gao
Zhigang Gao

EXHIBIT B

WRITTEN CONSENT OF
A MAJORITY OF THE
STOCKHOLDERS OF
PARAGON SEMITECH USA, INC.

The undersigned, constituting the holders of at least a majority of the votes entitled to be cast on the matters referred to herein by the holders of outstanding common stock, par value $.001 per share (“Common Stock”) and Series A Convertible Preferred Stock of Paragon Semitech USA, Inc., a Delaware corporation (the “Company”), voting as a single class, adopt the following resolutions by written consent in lieu of a meeting, pursuant to Section 228 of the Delaware General Corporation Law:

RESOLVED, that the Company’s Certificate of Incorporation be amended to (a) effect a 1 for 10 reverse stock split of the Company’s Common Stock, $.001 par value per share and (b) change the name of the Company to Master Silicon Carbide Industries, Inc.; and

RESOLVED, that the Certificate of Amendment of the Certificate of Incorporation the form attached hereto as Exhibit A (the “Certificate of Amendment”) be and the same hereby is approved; and

RESOLVED, that the officers of the Company be, and each of them individually hereby is, authorized, empowered and directed, to execute and file with the Secretary of State of Delaware, the Certificate of Amendment and any and all other certificates, amendments, instruments and documents, in the name of, and on behalf of, the Company, with such changes thereto as any officer may approve, and to take all such further actions as they, or any of them, may deem necessary or appropriate to carry out the purpose and intent of the foregoing resolutions.

IN WITNESS WHEREOF, this Written Consent of Stockholders has been executed by the undersigned on October 9, 2008. The number of shares of Common Stock held by each of the undersigned for which this written consent has been given immediately below.

Majority Shareholders:

Vicis Capital Master Fund

By:	/s/ Shad Stastney
Shad Stastney
Title:	Manager

New World Power, LLC

By:	/s/ John D. Kuhns
John D. Kuhns
Title:	Manager

/s/ Zhigang Gao
Zhigang Gao

Name	Number of Shares of Common Stock Held	Number of Shares of Series A Stock Held	Number of Votes For Which Consent Was Given	Percentage Of all Votes which Could be Cast
Vicis Capital Master Fund		705,993	70,599,290	59.4%
New World Power, LLC		171,028	17,102,770	14.4%
Zhigang Gao	925,000		925,000	0.8%
			88,627,060	74.6%

EXHIBIT C

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF INCORPORATION OF PARAGON SEMITECH USA, INC.

Paragon Semitech USA, Inc, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”) does hereby certify as follows:

1.	The name of the Corporation is Paragon Semitech USA, Inc. (the “Corporation”).

2.	Article First of the Certificate of Incorporation is hereby amended to read in its entirety as follows: “First: The name of the corporation is Master Silicon Carbide Industries, Inc.”

3.	Article Fourth of the Certificate of Incorporation of the Corporation is hereby amended by inserting the following section at the end of Article Fourth:

“At the close of business on the date of the filing of this Certificate of Amendment each 10 outstanding shares of Common Stock, par value $.001 per share shall be combined into one share of Common Stock (the “Reverse Stock Split”) without any action by the holders of such shares; provided, however, that upon such combination, the Corporation shall not issue fractional shares or pay cash in respect thereof, but shall instead issue to each stockholder the aggregate number of shares resulting from the Reverse Stock Split rounded up to the next higher whole number of shares based upon the preceding calculation. The Reverse Split shall have no effect on the number of authorized shares of Common Stock. Following the Reverse Stock Split, each holder of a certificate or certificates representing shares of Common Stock of the Corporation, upon surrender thereof, shall receive a certificate or certificates representing the number of shares such stockholders is entitled to receive following the Reverse Stock Split. Pending such surrender certificates for Common Stock of the Corporation shall be deemed for all purposes, to represent the appropriately reduced aggregate number of shares of Common Stock which such holder is entitled to receive as a result of the Reverse Stock Split.”

4.  In accordance with Section 242 of the Delaware General Corporation Law: (i) this amendment to the Certificate of Incorporation has been duly adopted and approved by the unanimous written consent of the Board of Directors of the Corporation dated October 9, 2008 in accordance with Section 141(f) of the Delaware General Corporation Law and (ii) the amendment to the Certificate of Incorporation has been duly adopted and approved by the written consent of the holders of outstanding stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, which minimum number of votes is a majority of the votes entitled to be cast on the amendment by the holders of outstanding Common Stock, par value $.001 per share and Series A Convertible Preferred Stock, par value $.001 per share, of the Corporation, voting as a single class.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its President and Chief Executive Officer on this 9th day of October, 2008.

PARAGON SEMITECH USA, INC.

By:	/s/ John D. Kuhns
Name: John D. Kuhns
Title: President and Chief Executive Officer